Exhibit 10.2

Cox Radio, Inc.

Long-Term Incentive Plan

Restricted Stock Unit Grant Agreement

Name [ ]	Employee ID:

Grant Date	Type of Grant	Number of Units
[ ]	Restricted Stock Units	[ ]

Vesting Provisions

These restricted stock units will become 100% vested on             , 20[    ] (the “Vesting Date”), provided that you have been continuously employed by Cox Radio, Inc. (the “Company”) through such date. Once vested, you will receive the number of shares of the company’s Class A Common Stock equal to the number of units vesting, and a book entry account position on the ledger of the Company’s stock transfer agent will be created representing the number of shares issued or, upon request, you may receive a stock certificate.

Termination Guidelines

If you have a separation from service with the Company before the Vesting Date for any reason other than for cause, retirement, death or permanent disability, then you will forfeit all of these units. If you are terminated for cause, as that term is defined in the Legal Plan Document, you will forfeit all of these units.

If you have a separation from service with the Company before the Vesting Date by reason of your retirement, death or total and permanent disability, your units will become 100% vested upon such separation from service, and shares will be issued to you or your beneficiary effective as of such date; provided that if you are a specified employee, you will not be entitled to receive your shares until the date six (6) months following the date of your separation from service except where your separation from service is by reason of your death. For this purpose, the terms “separation from service” and “specified employee” shall have the meanings set forth in the Legal Plan Document.

I wish to accept this award granted under the Cox Radio, Inc. Long-Term Incentive Plan. I acknowledge that I have received a copy of the Plan Summary, Plan Prospectus, and Legal Plan Document. I agree to all of the terms and conditions contained in this Agreement and the Legal Plan Document. In the event of inconsistency between this Agreement and the Legal Plan Document, the terms of the Legal Plan Document shall control.

Signature:	Date:

Return (in the enclosed envelope) to:	[ ]
Compensation Department
Cox Enterprises, Inc.
6205 Peachtree Dunwoody Road
Atlanta, GA 30328